EXCESS EXPENSE AGREEMENT

Excess Expense Agreement dated as of June 16, 2011, and as amended on April 14, 2020, between INVESCO EXCHANGE-TRADED FUND TRUST and INVESCO EXCHANGE-TRADED FUND TRUST II, each a Massachusetts business trust, and INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST and INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST, each a Delaware statutory trust (collectively, the “Trusts”), and INVESCO CAPITAL MANAGEMENT LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, Invesco Capital Management LLC is the investment adviser of the Trusts;

WHEREAS, the Adviser agrees to waive fees and/or absorb certain expenses of the series of the Trusts listed in Schedule A (the “Funds”) in order to maintain expense ratios of the Funds at or below a predetermined level (the “Expense Caps”); and

WHEREAS, the Trusts desire to induce the Adviser to waive fees and/or absorb expenses of the Funds to the extent necessary to maintain the expense ratios of the Funds at or below the Expense Caps.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Adviser agrees to waive the advisory fee and/or reimburse other expenses for the Funds as follows:

(a) to the extent necessary to prevent the operating expenses of Invesco Dynamic Market ETF (excluding interest expenses, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in Securities and Exchange Commission (“SEC”) Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A.

(b) to the extent necessary to prevent the operating expenses of each of Invesco Defensive Equity ETF, Invesco DWA Basic Materials Momentum ETF, Invesco DWA Consumer Cyclicals Momentum ETF, Invesco DWA Consumer Staples Momentum ETF, Invesco DWA Energy Momentum ETF, Invesco DWA Financial Momentum ETF, Invesco DWA Healthcare Momentum ETF, Invesco DWA Industrials Momentum ETF, Invesco DWA Technology Momentum ETF, Invesco DWA Utilities Momentum ETF, Invesco FTSE RAFI US 1000 ETF, Invesco FTSE RAFI US 1500 Small-Mid ETF, Invesco S&P 100 Equal Weight ETF, Invesco S&P 500 GARP ETF, Invesco S&P 500 Value with Momentum ETF, Invesco S&P Midcap Quality ETF, Invesco S&P Midcap Momentum ETF, Invesco S&P Midcap Value with Momentum ETF, Invesco S&P SmallCap Momentum ETF, Invesco S&P SmallCap Value with Momentum ETF, Invesco S&P 500 Quality ETF and Invesco Ultra Short Duration ETF (excluding interest expenses, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are: (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

(c) to the extent necessary to prevent the operating expenses of each Fund other than those referenced in Sections 1(a) and (b) above (excluding interest expenses, licensing fees, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are: (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

2. Subject to the limitations specified below, each Fund other than the Invesco Dynamic Market ETF shall reimburse the Adviser, without interest, for fees waived and/or expenses absorbed by the Adviser for the purpose of maintaining each Fund’s expense ratio at or below its Expense Cap (the “Reimbursement Payments”).

3. The Adviser shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without thereby causing the Fund to exceed: (i) its Expense Cap then in effect; or (ii) the Expense Cap in effect at the time the fees and/or expenses subject to Reimbursement Payments were waived and/or borne by the Adviser.

4. The Funds’ obligations to make Reimbursement Payments with respect to any particular fees waived, and/or expenses absorbed, shall expire three years from the date the fee or expense would otherwise have been accrued by the Fund, and may be terminated by the Trust or the Adviser, without penalty, upon 60 days prior written notice.

5. The Adviser shall, upon termination of the Agreement, have no claim against the Trust or the Funds for any unreimbursed amounts.

Dated: April 14, 2020

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Principal Executive Officer & President

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Principal Executive Officer & President

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Principal Executive Officer & President

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Principal Executive Officer & President

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Daniel E. Draper
Name: Daniel E. Draper
Title: Managing Director